EXHIBIT 21.01

Subsidiaries of Levitz Furniture Incorporated:

                                              JURISDICTION OF
NAME                                           INCORPORATION
----                                           -------------
Levitz Furniture Corporation                      Florida

Subsidiaries of Levitz Furniture Corporation:

                                              JURISDICTION OF
NAME                                           INCORPORATION
----                                           -------------
Levitz Furniture Company
of the Midwest, Inc.                              Colorado

Levitz Furniture Company
of the Pacific, Inc.                             California

Levitz Furniture Company
of Washington, Inc.                              Washington

John M. Smyth Company                             Illinois